FORM 10Q QUARTERLY REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2008.

or

☐    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______________________  to  ___________________________

Commission File Number:  000-51529

S2C GLOBAL SYSTEMS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	13-4226299
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

105-5119 Beckwith Blvd, San Antonio, TX, USA	78249
(Address of principal executive offices)	(Zip Code)

210-561-6015

 (Registrant’s telephone number, including area code)

1650-1188 West Georgia, Vancouver, BC V6E 1A2

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.      ☒    Yes   ☐    No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☐  (Do not check if a smaller reporting company)

Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  ☐   Yes  ☒    No

APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY

PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.  £   Yes   £   No

APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of November 07, 2008 there were 76,589,599 shares of common stock, $0.001 par value issued and outstanding.

PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2008 and 2007 and for the periods then ended have been made.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2007 audited financial statements.  The results of operations for the periods ended September 30, 2008 and 2007 are not necessarily indicative of the operating results for the full year.

FINANCIAL STATEMENTS

S2C GLOBAL SYSTEMS, INC.

(A Development Stage Enterprise)

Interim Consolidated Financial Statements

(Presented in US dollars)

(Unaudited – Prepared by Management)

September 30, 2008

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Interim Consolidated Financial Statements
(Presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2008

Interim Consolidated Balance Sheets	5

Interim Consolidated Statements of Operations	6

Interim Consolidated Statement of Stockholders’ Equity (Deficiency)	7

Interim Consolidated Statements of Cash Flows	10

Notes to the Interim Consolidated Financial Statements	11

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Interim Consolidated Balance Sheets
(Presented in US dollars)
(Unaudited - Prepared by Management)

	(Unaudited)	(Audited)
	September 30	December 31
	2008	2007
ASSETS
Current
Cash	$77,321	$10,287
Due from government agency	9,506	13,186
Prepaid expenses	6,781	1,479

	93,608	24,952

Equipment (Note 4)	296,127	320,160

	$389,735	$345,112

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current
Accounts payable and accrued liabilities (Note 14)	$291,094	253,007
Loans payable (Note 5)	36,446	16,557
Demand promissory notes (Note 6)	25,816	25,077
Convertible promissory notes (Note 7)	5,000	24,238
Sale of future earnings (Note 8)	100,000	-

	458,356	318,879

Stockholders' Equity (Deficiency)
Preferred stock, 25,000,000 shares authorized, $0.001 par value
no shares issued	-	-
Common stock, 200,000,000 shares authorized, $0.001 par value
76,434,599 (2007 - 66,472,452) shares outstanding (Note 9)	76,434	66,472
Additional paid-in capital	3,396,893	3,091,859
Deficit accumulated during the development stage	(3,541,948)	(3,132,098)

	(68,621)	26,233

	$389,735	$345,112

Going concern (Note 1)
Commitments (Note 13)

On behalf of the Board

______________________ Director ______________________ Director

The accompanying notes are an integral part of these consolidated financial statements.

S2C GLOBAL SYSTEMS, INC
(A Development Stage Enterprise)
Interim Consolidated Statements Of Operations
(Presented in US dollars)
(Unaudited - Prepared by Management)

	Cumulative
	from inception
	May 6, 2004 to	Three months ended		Nine months ended
	September 30	September 30		September 30
	2008	2008	2007	2008	2007

Sales	$1,848	$16	$34	$271	$512

Cost of sales	692	-	5	-	196

Gross profit	1,156	16	29	271	316

Administrative expenses
Accounting and legal	250,434	24,231	10,906	81,219	41,296
Advertising and promotion	55,688	1,401	1,106	1,873	8,815
Amortization	89,849	8,465	9,298	25,393	25,130
Auto and travel	111,919	695	1,878	3,968	22,812
Bank charges and interest	57,617	2,087	1,752	6,235	12,017
Foreign exchange loss (gain)	54,784	(10,205)	5,347	(16,635)	35,259
Insurance	16,229	2,574	457	6,426	5,251
Management and consulting	2,279,857	92,369	125,560	199,398	441,917
Office expenses	51,716	2,477	5,814	6,906	12,513
Rent	157,580	17,026	18,311	34,709	47,220
Repairs and maintenance	64,381	386	42	386	40,556
Research and development	270,395	-	-	-	-
Shareholder services	78,379	-	11,388	13,693	30,060
Telephone	64,522	4,236	3,829	10,391	16,413
Transfer fees	26,028	1,181	1,690	5,271	5,803
Wages and benefits	203,145	11,728	35,449	43,401	88,681
	3,832,523	158,651	232,827	422,634	833,743

Loss before other income	(3,831,367)	(158,635)	(232,798)	(422,363)	(833,427)

Other income
Forgiveness of debt	288,077	12,513	-	12,513	263,932
Interest earned	1,342	-	-	-	-
	289,419	12,513	-	12,513	263,932

Net and comprehensive loss	$(3,541,948)	$(146,122)	$(232,798)	$(409,850)	$(569,495)

Weighted average number of shares outstanding - basic and diluted		69,456,334	59,300,327	70,233,537	51,366,357

Loss per share - basic and diluted		$(0.00)	$(0.00)	$(0.01)	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Interim Consolidated Statement Of Stockholders' Equity (Deficiency)
(Presented in US dollars)
(Unaudited - Prepared by Management)
				Deficit
				Accumulated
			Additional	During the
	Number of		Paid-in	Development
	shares	Par value	Capital	Stage	Total

Issued for subscriptions receivable	12,750,000	$12,750	$(6,375)	$-	$6,375
Issued for cash and subscriptions
receivable	2,250,000	2,250	222,750	-	225,000
Issued for cash	220,668	221	25,211	-	25,432
Net loss for the period	-	-	-	(387,005)	(387,005)

Balance, December 31, 2004	15,220,668	15,221	241,586	(387,005)	(130,198)

Issued on conversion of convertible
promissory notes at $0.062 per share;
granted February 2, 2005	1,266,666	1,267	77,768	-	79,035
Issued on reverse takeover acquisition of
United Athletes, Inc. on February 2, 2005	15,095,490	15,095	(15,095)	-	-
Issued for cash at $0.25 per share	85,422	85	21,270	-	21,355
Issued for cash at $0.10 per share	125,000	125	12,375	-	12,500
Issued in settlement of accounts payable
at $0.10	175,000	175	17,325	-	17,500
Issued pursuant to management and
consulting agreements at $0.25	2,175,000	2,175	541,575	-	543,750
Issued for cash at $0.25 per share	257,000	257	63,993	-	64,250
Net loss for the year	-	-	-	(1,153,147)	(1,153,147)

Balance, December 31, 2005	34,400,246	34,400	960,797	(1,540,152)	(544,955)

Issued in settlement of accounts payable
at $0.25	6,000	6	1,494	-	1,500
Issued for cash at $0.125 per share	560,000	560	69,440	-	70,000
Issued pursuant to management and
consulting agreements at $0.05	3,070,000	3,070	150,430	-	153,500
Cancelled previously issued for services
at $0.25 per share	(150,000)	(150)	(37,350)		(37,500)
Issued for services at $0.05 per share	100,000	100	4,900	-	5,000
Issued in settlement of accounts payable
at $0.125	25,000	25	3,100	-	3,125
Issued for cash at $0.125 per share	144,000	144	17,856	-	18,000
Issued for services at $0.14 per share	50,000	50	6,950	-	7,000
Issued for services at $0.07 per share	5,120,000	5,120	353,280	-	358,400
Issued upon conversion of convertible
debt	171,526	172	16,981	-	17,153
Issued for services at $0.10 per share	100,000	100	9,900	-	10,000
Issued for cash at $0.10 per share	1,009,650	1,010	99,955	-	100,965
Issued in settlement of debt at $0.10
per share	547,950	547	54,248	-	54,795
Issued for services at $0.12 per share	585,000	585	69,615	-	70,200
Issued for services at $0.13 per share	15,000	15	1,935	-	1,950
Net loss for the year	-	-	-	(712,729)	(712,729)

Balance, December 31, 2006	45,754,372	$45,754	$1,783,531	$(2,252,881)	$(423,596)

Continued…
The accompanying notes are an integral part of these consolidated financial statements.

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Statement Of Stockholders' Equity (Deficiency)
(Presented in US dollars)
(Unaudited - Prepared by Management)
				Deficit
				Accumulated
			Additional	During the
	Number of		Paid-in	Development
	shares	Par value	Capital	Stage	Total
Issued pursuant to management and
consulting agreements at $0.08 per share	2,950,000	$2,950	$233,050	$-	$236,000
Issued for services at $0.10 per share	450,000	450	44,550		45,000
Issued for services at $0.12 per share	120,000	120	14,280	-	14,400
Issued for services at $0.13 per share	90,000	90	11,610	-	11,700
Issued for cash at $0.05 per share	7,800,000	7,800	382,200	-	390,000
Issued upon conversion of convertible
debt at $0.10 per share	1,117,540	1,118	110,636	-	111,754
Issued in settlement of debt at $0.10
per share	1,018,415	1,018	100,824	-	101,842
Issued for services at $0.13 per share	100,000	100	12,900	-	13,000
Issued pursuant to management and
consulting agreements at $0.08 per share	1,350,000	1,350	106,650	-	108,000
Issued for cash at $0.05 per share	500,000	500	24,500	-	25,000
Issued for services at $0.035 per share	100,000	100	3,400	-	3,500
Issued for services at $0.05 per share	200,000	200	9,800	-	10,000
Issued for services at $0.035 per share	100,000	100	3,400	-	3,500
Issued for services at $0.05 per share	200,000	200	9,800	-	10,000
Issued for services at $0.05 per share	200,000	200	9,800	-	10,000
Issued for cash at $0.035 per share	1,000,000	1,000	34,000	-	35,000
Issued for cash at $0.052 per share	1,357,125	1,357	69,143	-	70,500
Issued pursuant to management and
consulting agreements at $0.08 per share	1,100,000	1,100	86,900	-	88,000
Issued pursuant to management and
consulting agreements at $0.13 per share	90,000	90	11,610	-	11,700
Issued pursuant to management and
consulting agreements at $0.034 per share	850,000	850	28,050	-	28,900
Issued pursuant to management and
consulting agreements at $0.05 per share	25,000	25	1,225	-	1,250
Net loss for the year	-	-	-	(879,217)	(879,217)

Balance, December 31, 2007	66,472,452	66,472	3,091,859	(3,132,098)	26,233

Issued for services at $0.035 per share	200,000	200	6,800	-	7,000
Issued for services at $0.0499 per share	300,000	300	14,670	-	14,970
Issued for services at $0.047 per share	250,000	250	11,500	-	11,750
Issued for cash at $0.036 per share	555,000	555	19,445	-	20,000
Issued upon conversion of convertible
debt at $0.10 per share (Note 7)	60,255	60	5,965	-	6,025
Issued for services at $0.05 per share	500,000	500	24,500	-	25,000
Issued for cash at $0.0256 per share	195,313	195	4,805	-	5,000
Issued for services at $0.026 per share	146,579	147	3,664	-	3,811
Issued for services at $0.03 per share	1,150,000	1,150	33,350	-	34,500
Issued for employee incentive at $0.02 per
share	125,000	125	2,375	-	2,500
Issued for services at $0.027 per share	100,000	100	2,600	-	2,700
Issued for services at $0.029 per share	80,000	80	2,240	-	2,320
Issued for cash at $0.012 per share	1,666,000	1,666	18,334	-	20,000

Continued…

The accompanying notes are an integral part of these consolidated financial statements.

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Statement Of Stockholders' Equity (Deficiency)
(Presented in US dollars)
(Unaudited - Prepared by Management)
				Deficit
				Accumulated
			Additional	During the
	Number of		Paid-in	Development
	shares	Par value	Capital	Stage	Total
Issued upon conversion of convertible
debt at $0.07 per share (Note 7)	245,000	$245	$16,905	$-	$17,150
Issued for services at $0.037 per share	1,400,000	1,400	50,400	-	51,800
Issued for services at $0.032 per share	300,000	300	9,300	-	9,600
Issued for services at $0.02 per share	150,000	150	2,850	-	3,000
Issued for services at $0.026 per share	65,000	65	1,625	-	1,690
Issued for services at $0.033 per share	400,000	400	12,800	-	13,200
Issued for services at $0.02 per share	349,000	349	6,631	-	6,980
Issued for services at $0.01 per share	100,000	200	1,800	-	2,000
Issued for cash at $0.04 per share	1,250,000	1,250	48,750	-	50,000
Issued for services at $0.01 per share	250,000	150	1,350	-	1,500
Issued for services at $0.02 per share	125,000	125	2,375	-	2,500
Net loss for the period	-	-	-	(409,850)	(409,850)

Balance, September 30, 2008	76,434,599	$76,434	$3,396,893	$(3,541,948)	$(68,621)

The accompanying notes are an integral part of these consolidated financial statements.

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Interim Consolidated Statements of Cash Flows
(Presented in US dollars)
(Unaudited - Prepared by Management)

	Cumulative
	from inception
	May 6, 2004 to	Three months ended		Nine months ended
	September 30	September 30		September 30
	2008	2008	2007	2008	2007
Cash provided by (used in):

Operating Activities
Net loss for the period	$(3,541,948)	$(146,122)	$(232,798)	$(409,850)	$(569,495)
Adjustments to net loss to cash
provided by operating activities
Amortization	89,849	8,465	9,298	25,393	25,130
Shares issued for services	1,904,071	92,270	121,000	196,821	428,100
Forgiveness of debt	(288,077)	(12,513)	-	(12,513)	(263,932)
Unrealized foreign exchange loss (gain)	70,188	(743)	-	(1,231)	-
Interest accrued	3,631	1,130	2,295	3,631	5,863
Changes in operating assets and liabilities
Receivables	(9,506)	(1,117)	(5,732)	3,680	(10,350)
Prepaid expenses	(6,781)	(5,343)	-	(5,302)	-
Accounts payable and accrued liabilities	439,500	(31,982)	19,749	39,600	79,195

	(1,339,073)	(95,955)	(86,188)	(159,771)	(305,489)

Financing Activities
Loans payable	110,164	18,656	28,115	29,677	88,053
Demand promissory notes issued (repaid)	19,782	-	-	-	(66,875)
Convertible notes issued	212,433	5,000	-	5,000	-
Sale of future earnings	100,000	100,000	-	100,000	-
Shares issued for cash	1,214,171	50,000	25,000	95,000	415,000

	1,656,550	173,656	53,115	229,677	436,178

Investing Activity
Purchase of equipment	(240,156)	(400)	(51,804)	(2,872)	(112,829)

Net increase (decrease) in cash during the
development stage	77,321	77,301	(84,877)	67,034	17,860

Cash, beginning of period	-	20	107,398	10,287	4,661

Cash, end of period	$77,321	$77,321	$22,521	$77,321	$22,521

Supplemental cash flow information
Interest paid	$-	$-	$-	$-	$6,184
Income taxes paid	$-	$-	$-	$-	$-

Non-cash financing and investing activities
Shares issued for accounts payable	$60,037	$-	$-	$-	$37,912
Shares issued for promissory notes	$206,877	$17,150	$-	$23,175	$111,754
Shares issued for loans	$63,930	$-	$-	$-	$63,930

The accompanying notes are an integral part of these consolidated financial statements.

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(Presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2008

1.

Nature of Operations

The Company was organized by filing articles of incorporation with the Secretary of State of the State of Nevada on March 19, 2001 as Sun Vacation Club, Inc.  There were no operations as Sun Vacation Club, Inc. and on December 4, 2002 the company changed its name to United Athletes, Inc.  Although numerous attempts were made to find funding for the Company substantial enough to support operations, in late 2003 management decided to suspend operations and discontinue attempts to raise equity capital.  Effective February 2, 2005, the Company changed its name to S2C Global Systems, Inc.

S2C Global Systems Inc., a private company, was incorporated on May 6, 2004 in the Province of British Columbia under certificate BC0694405.  The main business is the development, manufacture, and marketing of a water dispensing and recycling system for sales in Canada.

S2C Global Systems USA, Inc., a private company, was incorporated on November 27, 2006 in the State of Nevada.  The main business is the marketing of the Company’s water dispensing and recycling system for sales in the USA.

The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying consolidated financial statements. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

The Company has historically maintained its ability to finance its operation through attracting private investment. The Company believes it can continue to raise the necessary capital for operational growth from private individuals and corporations known to the Company. The Company further intends on utilizing whatever rights it may have to do a public offering of its common stock to raise additional funds for market expansion. The Company’s plans also include the dissemination of its Aquaduct product that will generate revenue by selling 5-gallon bottled water for profit. The Aquaduct product will be primarily financed through a lease financing program.

2.

Basis of Presentation

These interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim consolidated financial information.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the periods ended September 30, 2008 and 2007 are not necessarily indicative of the results that may be expected for any interim period or the entire year. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2007.  The Company applies the same accounting policies and methods in these interim consolidated financial statements as those in the audited annual consolidated financial statements, except as described in Note 3.

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(Presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2008

3.

Recently Adopted Accounting Pronouncements

Effective January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value, and expands fair value disclosures. The adoption of this standard has not had a material effect on the Company's financial position, results of operations or cash flows.

Effective January 1, 2008, the Company adopted SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" ("SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The adoption of this standard has not had a material effect on the Company's financial position, results of operations or cash flows.

4.

Equipment

	September 30, 2008
		Accumulated	Net Book
	Cost	Amortization	Value

Computer equipment	$ 2,610	$ 2,272	$ 338
Bottles	21,930	8,252	13,678
Vending equipment	361,436	79,325	282,111

	$ 385,976	$ 89,849	$ 296,127

	December 31, 2007
		Accumulated	Net Book
	Cost	Amortization	Value

Computer equipment	$ 2,610	$ 2,100	$ 510
Bottles	21,681	5,861	15,820
Vending equipment	360,325	56,495	303,830

	$ 384,616	$ 64,456	$ 320,160

5.

Loans Payable

Loans payable comprise seven loans which are due on demand, unsecured, and without interest; accordingly, fair value cannot be reliably determined.  Two of the loans totalling $13,156 (CDN$14,000) are due to former directors.

6.

Demand Promissory Notes

As at September 30, 2008, the Company has issued three promissory notes which are due to a company controlled by the Company’s former president and chief executive officer.  All of the promissory notes are due on demand, and bear interest at 12% per annum. The amount reported includes $6,160 of accrued interest.

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(Presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2008

7.

Convertible Promissory Notes

a)

On August 10, 2006, the Company issued one unsecured convertible promissory note for $5,000, bearing interest at a rate of 15% per annum and was originally due on August 10, 2007 which was subsequently extended to August 10, 2008.   The note, including accrued interest of $1,650 was converted on August 10, 2008 into 95,000 units with each unit consisting of one share of the Company’s common stock valued at $0.07 per share and a one year share purchase warrant with an exercise price of $0.30.

b)

On August 21, 2006, the Company issued one unsecured convertible promissory note for $10,000, bearing interest at a rate of 15% per annum and was originally due on August 21, 2007 which was subsequently extended to August 21, 2008.   The note, including accrued interest of $500 was converted on August 20, 2008 into 150,000 units with each unit consisting of one share of the Company’s common stock valued at $0.07 per share and a one year share purchase warrant with an exercise price of $0.30.

c)

During the period ended December 31, 2004, the Company issued one unsecured convertible promissory note for $45,000.  Prior to December 31, 2005 the note was convertible at a rate of one common share for each $0.01 of principal and accrued interest; however on November 8, 2005 the conversion term was changed to $0.10 of principal and accrued interest, this option was not exercised.  The note bears interest at a rate of 15% per annum and was due on December 31, 2006.  As the market price of the shares was less than the conversion price on the date of the amendment no value was allocated to the conversion feature. During the year ended December 31, 2007, $38,974 of the note was converted into common shares with the balance of $6,025 converted in January 2008.

8.

Sale of Future Earnings

During the current period, the Company entered into two agreements whereby the Company agreed to sell an aggregate 10% interest in the future net earnings from the sale of bulk water, which is subject to the agreement with Alaska Resource and Management, LLC (note 16), in exchange for aggregate cash proceeds of $100,000.

Under each agreement the Company has received $50,000, (total $100,000) the Buyer has received the right to 5% of the net earnings, but not more than $1,000,000, (total $2,000,000).  The term of each agreement ends upon one of the following events:

i)

The Buyer receiving payments totalling $1,000,000 (the “maximum payment”)

ii)

The Water License being terminated and the Buyer having received at least $50,000 in payments (the “minimum payment”)

iii)

The Water License is terminated; the Buyer has received less than the minimum payment, so the Company will issue common stock, equal to the minimum payment less any payments made to date, using the closing price of the Company’ stock on the date of termination of the Water License.

9.

Common Stock

On January 7, 2008 the Company issued 100,000 common shares in exchange for consulting services at a value of $0.035 per share.

On January 7, 2008 the Company issued 300,000 common shares in exchange for consulting services at a value of $0.0499 per share.

On January 10, 2008, the Company issued 250,000 common shares in exchange for consulting services at a value of $0.047 per share.

On January 16, 2008 the Company issued 555,000 common shares for cash proceeds of $0.036 per share.

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(Presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2008

9.

Common Shares (continued)

On January 22, 2008, the Company issued 60,255 shares for convertible promissory notes in the principal amount of $6,025 valued at $0.10 per share.

On January 22, 2008 the Company issued 500,000 common shares in exchange for directors’ fees at a value of $0.05 per share.

On February 5, 2008 the Company issued 100,000 common shares in exchange for consulting services at a value of $0.035 per share.

On April 30, 2008, pursuant to compensation agreements dated January 24, 2007, the Company issued 80,000 common shares in exchange for consulting services at a value of $0.029 per share.

On May 9, 2008 the Company issued 195,313 common shares for cash proceeds of $0.0256 per share.

On June 1, 2008 the Company issued 146,579 common shares in exchange for consulting services at a value of $0.026 per share.

On June 2, 2008, pursuant to compensation agreements dated April 1, 2008, the Company issued 150,000 common shares in exchange for consulting services at a value of $0.03 per share.

On June 2, 2008, the Company received the proceeds to issue 1,666,000 common shares pursuant to a private placement agreement at $0.012 per share.

On June 2, 2008 the Company issued 100,000 common shares in exchange for consulting services at a value of $0.027 per share.

On June 2, 2008, pursuant to compensation agreements dated April 1, 2008, the Company issued 1,000,000 common shares at a value of $0.03 per share.

On June 2, 2008 the Company issued 125,000 common shares as an employee incentive at a value of $0.02 per share.

On August 9, 2008, the Company issued 95,000 common shares for convertible promissory notes in the amount of $6,650 valued at $0.07 per share.

On August 11, 2008, pursuant to compensation agreements dated July 2, 2008 and August 11, 2008, the Company issued 1,400,000 common shares at a value of $0.037 per share.

On August 11, 2008, pursuant to a compensation agreement dated July 11, 2008, the Company issued 300,000 common shares at a value of $0.032 per share to an individual who is an officer and director of the Company.

On August 11, 2008, pursuant to a compensation agreement dated April 1, 2008, the Company issued 150,000 common shares at a value of $0.02 per share.

On August 20, 2008, the Company issued 150,000 common shares for convertible promissory notes in the amount of $10,500 valued at $0.07 per share.

On September 2, 2008, pursuant to a compensation agreement dated September 2, 2008, the Company issued 65,000 common shares at a value of $0.026 per share.

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(Presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2008

9.

Common Shares (continued)

On September 2, 2008, pursuant to a compensation agreement dated September 2, 2008, the Company issued 400,000 common shares at a value of $0.033 per share.

On September 2, 2008, pursuant to a compensation agreement dated April 1, 2008, the Company issued 349,000 common shares at a value of $0.02 per share.

On September 2, 2008, pursuant to a compensation agreement dated July 7, 2008, the Company issued 100,000 common shares at a value of $0.01 per share.

On September 30, 2008, pursuant to compensation agreements dated July 7, 2008, the Company issued 250,000 common shares at a value of $0.01 per share.

On September 30, 2008, the Company issued 1,250,000 common shares for cash proceeds pursuant to a private placement agreement at $0.04 per share.

On September 30, 2008, pursuant to a compensation agreement dated April 1, 2008, the Company issued 125,000 common shares at a value of $0.02 per share.

10.

Options

As at June 30, 2008, the Company had Nil (2007 – Nil) stock options outstanding.

11.

Warrants

As at September 30, 2008, the Company had 745,000 (2007 – 16,600,000) warrants outstanding entitling the holders the right to purchase one share of common stock for each warrant held as follows:

Number of Shares	Exercise Price	Expiry Date

95,000	$0.30	August 10,2009
150,000	$0.30	August 20,2009
500,000	$0.15	September 28, 2009

745,000

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(Presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2008

12.

Financial Instruments

Currency risk is the risk to the Company's earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

As at September 30, 2008 the Company had the following financial assets and liabilities denominated in Canadian dollars:

	USD equivalent	CDN Dollars
Cash	$21,658	$23,048
Accounts payable	$238,827	$254,160
Loans payable	$33,946	$36,125
Demand promissory notes	$17,238	$18,345

As at September 30, 2008 Canadian dollar amounts were converted at a rate of 1.0599 Canadian dollars to 1 US dollar.

13.

Commitments

The Company is committed to the following:

a)

The Company is committed to pay rent for premises at CDN$3,856 (equivalent to US$3,890) per month through to February 2010.

b)

The Company is committed to pay rent for an Aquaduct location at $350 per month through December 31, 2008, and at $403 per month in 2009.

c)

The Company is committed to pay rent for an Aquaduct location at $250 per month plus additional rent of $0.50 per bottle sold over 500 bottles in any given month through December 31, 2008.

d)

The Company is committed to pay rent for an Aquaduct location at $302 per month through December 31, 2008.

e)

Effective January 31, 2008 through December 31, 2008, the Company entered into an agreement with Jackie McClure to act as Manager Corporate Communications and Relations of the Company for $1,750 per month, plus 600,000 common shares of the Company valued at $0.02 per share, to be issued as follows: 150,000 on April 15, 2008 (issued), 150,000 on July 15, 2008 issued, 150,000 on October 15, 2008, and 150,000 on January 15, 2009.

f)

Effective April 1, 2008 through March 31, 2009, the Company entered into an agreement with Steven Van deVenter to assist the Company with business development, for consideration of 1,000,000 common shares of the Company (issued) valued at $0.03 per share.

g)

Effective July 11, 2008 through June 30, 2009, the Company entered into an agreement with Joe Dickson to act as chief financial officer of the Company, for consideration of 1,200,000 common shares of the Company valued at $0.03 per share, to be issued as follows: 300,000 within 10 days of the execution of the agreement issued, 300,000 on October 11, 2008, 300,000 on January 11, 2009, and 300,000 on April 11, 2009.  In addition, Mr. Dixon will be entitled to receive commission on capital raised for the Company at a rate of 8% on equity capital, and 1.5% on debt capital.

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(Presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2008

14.

Related Party Transactions

Related party transactions and balances are as described in Notes 5, 6 and 9.  As at September 30, 2008 there was a total of $29,475 (2007 – $68,550) included in accounts payable for amounts owing to companies controlled by current and former directors of the Company.

15.

Segmented Information

Details on a geographic basis are as follows:

	September 30, 2008	December 31, 2007
Total Assets
USA	$ 68,994	$ 14,182
Canada	320,741	330,930
Total	$ 389,735	$ 345,112

Equipment
USA	$ 13,329	$ 14,182
Canada	282,798	305,978
Total	$ 296,127	$ 320,160

	Nine months ended September 30, 2008	Nine months ended September 30, 2007
Net and Comprehensive Loss
USA	$ 225,279	$ 558,027
Canada	184,571	11,468
Total	$ 409,850	$ 568,495

16.

Bulk Water Agreement

During the current quarter the Company has incorporated a 50% owned subsidiary, Alaska Resources & Management LLC, (“ARM) a limited liability company pursuant to the Alaska Limited Liability Company Law.  The subsidiary had no operations other initial organization.  True Alaska Bottling Corporation (“TAB”) holds the other 50% of ARM, and has contributed a Bulk Water Agreement with the City of Sitka, Alaska.  The Company has agreed to use its best efforts to sell the Bulk Water available under this agreement

ITEM 2.  PLAN OF OPERATIONS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

FORWARD-LOOKING STATEMENT NOTICE

This Form 10-Q contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  For this purpose any statements contained in this Form 10-Q that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure to successfully develop business relationships.

OUR BUSINESS

PREAMBLE. The Company was founded as a supplier to consumer Technology Company with its main focus in packaged water sales of the 5-gallon format. As the Company evolved and completed market testing it became apparent that the overall markets we would participate in required a smaller machine than we had designed and that it would need to carry two sizes; the 5-gallon and the 2.5 gallon.

We completed the design work and market strategies in the last quarter of 2007; we set out late in the year to secure financing to fund our roll out plans. Management soon discovered that the only financings being offered would be detrimental to the company, there was not enough money offered to do the job at hand and they were extremely dilutive. At this point management had to decide on a course of action that would see the Company potentially fund itself.

CURRENT DAY.  An opportunity presented itself in the last quarter of 2007 to establish a bulk water division, where the Company would broker the sales of large volumes of fresh water. It took until the 3rd quarter of 2008 to secure the first bulk water source, the waters for sale at Sitka, Alaska. S2C formed a partnership with True Alaska Bottling Corp.(TAB) in an Alaska State limited liability corporation; Alaska Resource Management LLC (“ARM”). In ARM, TAB vended in their license from the city of Sitka for 3.3 billion gallons annually expandable to over 12 billion gallons and the Company agreed to vend in bulk water buyers.

Management is now focused on selling these waters and is working with clients from California, Mexico, India, the Middle East and Asia. We represent the water for sale at three cents ($0.03 USD) per US gallon freight on board (FOB) dockside Sitka, Alaska. Buyers must provide a standing letter of credit approved by our American bank for six months worth of volume agreed to on their accepted purchase order. As each ship load of water is certified loaded at the dock in Sitka we then draw down the agreed payment for that boatload. We currently have two food grade ships based out of Texas, on reserve, capable of hauling 70 Million gallons each.

The City of Sitka, has already built a pipeline to the shore, ARM will connect a loading system from the shore to the ships at its cost. The system is designed but not built until the first order is confirmed.

Most of the clients seeking bulk water require it for drinking water, agriculture and industry, offloading and distributing the water on the receiving end is the last of the three pieces involved in shipping bulk water. As part of the selling process the Company has to provide off loading solutions, we have provided these and now await confirmation of the first business.

We have placed the four existing AquaDucts in storage to reduce the current operating costs, until the company has the money to place a minimum of twenty AquaDucts in one market at one time and promote the same. As part of selling the bulk water many of the clients have expressed interest in using the S2C AquaDuct system to distribute the bulk water to consumers.

HISTORICAL. We were formed as a Nevada corporation on March 19, 2001; originally under the name of Sun Vacation Club Inc. on November 21, 2002 the name was changed to United Athletes, Inc. On February 8, 2005, after a reverse merger with S2C Global Systems Inc. (a private British Columbia corporation) we changed our name to S2C Global Systems, Inc. with the intent to focus on developing, marketing and distributing their 5-gallon bottled water vending and loading systems.  S2C Global Systems (S2C-Private) the private company was incorporated May 2004 after acquiring the intellectual property rights from Will Benedikt et al for his early version of the 5-gallon vending system. S2C-Private continued with the development of the system and market preparation with the Company assuming this role in February, 2005. S2C has generated minimal sales or revenues and only from market tests.

S2C designs, manufactures, promotes and markets distribution/logistics systems for pre-packaged 5-gallon bottled water. S2C promotes itself through its website at www.s2cglobal.com and a series of corporate/retail packages available through the Company. The Company has established a specific mechanical system, the “Aquaduct System”, related to the operation and promotion of pre-packaged water.  Currently, S2C is in the transition stage from development to operations in order to bring its distribution/logistic system to market.

The Company installed the second generation prototype of the Aquaduct for testing in Verona, Ontario, Canada in 2005. At the same time it had the second prototype of the same design reverse engineered for the purpose of mass production and concluded the design was not efficient for mass production. The Company completed engineering/design on a third revision March 2007. The current design incorporates off the shelf components and is modular in order to facilitate global procurement and assembly. The units developed in 2007 were market tested throughout 2007 with all changes incorporated into final drawings for procurement and additional patents going forward.

The Company installed the unit tested in Verona into Montreal (Laval) in the last quarter of 2006 this original prototype is unreliable and costly to keep operational, it will be replaced upon mass production ensuing. The two units developed as the third revision were installed in Vancouver (Surrey and Richmond BC.)  All three units experienced light sales resulting in the income reported.  The Company originally launched its concept by accepting only its proprietary bottles in its return function, after turning away hundreds of customers as of November 2007 the Company reprogrammed its Vancouver Aquaducts to accept all 18.9 Liter bottles for return.

The truck and in-plant components of the Aquaduct system utilize the same technologies as those incorporated in the Aquaduct vending unit; they have been designed and will be built upon confirmation of the installation of 10 working Aquaducts in any of its Markets.

The Company accumulated a deficit of $3,541,948 in developing the Company to this point. The Company expects to develop an assembly plant in Dallas Texas and focus on placing the S2C Aquaducts into the Houston market. This will require a minimum investment of $500,000 dollars to complete this next phase. As soon as the bulk water division cash flows.

The S2C Aquaduct System

In an attempt to address the growing market for bottled water and to capitalize on the low labor costs of vending, S2C has developed a proprietary product delivery system.  S2C designs, develops and distributes mechanical systems, including vending systems that automate the distribution from suppliers to consumers of bulk food products.  Bulk food products include items sold in larger quantities up to 5 gallons (18 litres) and/or 47 pounds (22.3 Kg).  Any product that is capable of being packaged in a cylindrical container, typically liquid or granular in nature can be delivered via the S2C System. Water is the first consumer product the Company is promoting it will be supplied to the Aquaducts through existing packagers/distributors of 5-gallon water.

The S2C Aquaduct is a modular vending unit capable of accepting empty 5-gallon recyclable plastic jugs and distributing full 5-gallon recyclable plastic jugs.  The Aquaduct is intended to act as a replacement to in store retail distribution systems.  Most grocery store chains in North American sell 5-gallon bottled water.  The Aquaduct is intended to be a replacement system for those systems currently in place.

Current systems employed by producers, distributors and retailers of 5-gallon bottled water are labor intensive. Staff unload/load 5-gallon bottled water from the production line to warehousing, from warehousing to trucks, from trucks to transfer stations, from transfer stations to smaller trucks from these trucks to the home, offices and retailers. The retailers then unload the trucks to storage from storage to the store floor, from the store floor to customer’s cars. The returned empty bottles go through a reverse cycle of that previously described. Bottles are moved using a combination of fork lift operators, laborers and drivers. The S2C System eliminates all of the labor involved except for the truck driver; the number of drivers is reduced overall because of just in time inventory management, the Aquaducts storage capabilities and better logistics. The labor is not needed with the S2C System because machines move the bottles through the Aquaduct racking system, into the trucks and eventually into the Aquaducts.

The S2C System is a three part system comprised of:  (1) an in plant system that takes the prepackaged goods from the line into an integrated storage/loading system; (2) an integrated truck storage/loading system; and (3) a retail vending unit. The vending unit sits in an accessible parking lot where an individual can drive up in their car, stop in front of the unit, retrieve their empty 5-gallon water jug if they have one, touch the ATM/POS Screen, select the transaction they want i.e. return or no return, swipe their bank card, enter their pin, place the return bottle in the return door, retrieve the full bottle, put it in the car and drive away. The truck system has a drop down over and under conveyor that hooks up at the plant or Aquaduct loading door on one end and to the continuous loop racking system in the truck. Full bottles push empty bottles either out of the Aquaduct or out of the truck. The Plant system runs from the production line through the continuous loop racking system all the way to the loading doors using a system of conveyors.

S2C owns the technology for the S2C System and intends to generate revenue by selling the consumer product to the end user and licensing its technologies.  S2C obtained the rights to the original patent application with the United States Patent Office for its proprietary S2C System and will continue to secure additional patents, copyrights and trademarks as they are made available.

Governmental Regulation

S2C may be affected by jurisdictional regulators in regards to the following:

1.

Financial transaction equipment – the Point of Sale (POS) equipment in order to offer credit card, debit card and prepaid cash card payment options. Bank and financial regulators establish protocols for electronic funds transfer, equipment used in the transfer process must be certified by the provider of the transfer network.  This can affect the cost of each vending unit, operating costs and delays in supply.

2.

Vending equipment licenses – typically vending equipment is licensed at the state or municipal level and regulated through zoning bylaws as to where the equipment can and cannot be installed.  This will limit availability as to where S2C can install its equipment and may limit access to certain markets.

3.

Food handling regulation – a variety of governmental regulations govern food safety and handling.  For S2C, the prime concern is safe storage of the products it intends to sell in the vending system.  Each of the vending units must be tamper proof and climate controlled to insure safe distribution.

4.

Transportation regulation – various regulations dictate the size of shipments on public highways.  S2C’s Aquaduct vending unit has been designed to comply with North American transport regulation with regard to size and weight so they may be freely shipped to market without restriction.

5.

Electrical and mechanical product standards – a variety of public safety departments dictate electrical and mechanical standards to ensure product safety.  Safety underwritings such as Underwriters Laboratories (UL) or Canadian Standards Association (CSA) are required on some components used in the Aquaduct. The Company intends to use UL/CSA approved components where required. Where underwriter’s labels are absent or additional inspection is required under local jurisdiction the appropriate approvals will be obtained prior to installation. The Company’s inability to obtain an underwriting or certification from a required laboratory or association will limit the ability to place the S2C Systems in the market.  The Aquaduct currently has electrical certification from the Electrical Safety Authority, a body responsible for public electrical safety in Ontario, Canada.

Competition

The Company’s research indicates there are no existing automated vending systems in existence for pre-packaged 5-gallon bottled water; however there are several vending systems for u-fill bulk bottled water. These include Glacier Water (AMEX-HOO) and Culligan.

The existing distribution system used by Danone Waters of North America is similar to that used by most bottler/distributors it consists of bottle handling robots, fork lifts, pallet /racking systems, warehousing, freight trucks, transfer stations, delivery trucks and in store racking. The existing in plant systems require significant capital to setup, manpower to operate, and other significant operating costs such as fuel. S2C’s Aquaduct system can eliminate the cost of the fork lifts and operators, robots, pallets/racking, delivery trucks and operators and the transfer stations. Estimates by S2C’s management put the distribution costs under the Aquaduct system as much as 65% lower than the existing distribution costs.

Currently, 5-gallon pre-packaged bottle water is available at grocery stores, big box stores, and gas stations in racks, the customer buying the water has to carry his empty bottle through the store to the customer service counter to get a credit note, pick up a new bottle in the store and carry the 42 pound bottle back to his car, the Aquaduct system sits in a single parking stall, at any of these locations or a variety of others where consumers can drive right up to the machine offering a competitive level of convenience.  The Aquaducts ability to compete for these locations will come down to having the space for the Aquaduct and the drive up convenience for loading and unloading.

Employees

S2C’s employees are its CEO, President Alejandro Bautista, its Chief Financial Officer, Joe F. Dickson, an office administrator.  As required, the Company hires independent contractors or out sources to appropriate companies. Roderick Bartlett is the President of the Company’s 2 subsidiary and managing partner of half interest of the LLC.

PLAN OF OPERATION

S2C will stay focused through the balance of 2008 on securing long term contracts for the sale of bulk water. With results from anticipated success on water sales in early 2009 the company will then turn back to establishing itself in the production of the AquaDuct systems.

Product Development:

We have developed the AquaDuct system as far as we can until we build our mass production facility. The bulk water product requires developing buying contacts not the product itself.

Sales & Marketing:

System Distribution. Rather than sell the Aquaduct system outright, we elected to disseminate our equipment at our own expense. This approach gives us ownership of the residual earnings rather than a one time sale. Securing locations for lease in retail shopping centre parking lots is critical to this process. Building relationships with national and regional property managers gives us an ongoing supply of locations. These relationships have been put on hold pending the generation of cash flow significant enough to support multiple market installations.

Water Sales Overall sales of bottled water as reported by the International Bottled Water Association and Beverage Marketing Corporation continued to grow through 2007, total bottled water volume was 8.8 billion gallons, a 6.9 percent increase over 2006, and the 2007 bottled water per capita consumption of 29.3 gallons increased nearly two gallons, from 27.6 gallons per capita the previous year.  Additionally, the wholesale dollar sales for bottled water exceeded $11.7 billion in 2007, a 7.8 percent increase over the $10.8 billion in 2006. 1 Half of these volumes typically as reported by Nestlé’s and E-zine2 are in the bulk categories (2.5 and 5 gallon).

1 http://www.finewaters.com/Newsletter/April_2008/2007_US_Bottled_Water_Sales_Statistics.asp

2 http://ezinearticles.com/?Bottled-Water-Statistics&id=408764

Corporate Sales. “The bottled water industry is under increased scrutiny for a number of its practices. Something so seemingly healthy is the antithesis of “green.” The bottling process is very inefficient: Nestlé, for example, reports that it requires 1.86 liters of water to produce one liter of bottled water. The landfill of plastic bottles—more than 75% of bottles are never recycled—has environmentalists up in arms. The fuel usage and emissions that arise from trucking so many billions of gallons of water around the country (and shipping water around the world) has a negative environmental impact. Finally, communities that have aquifers (underground sources of water) find large water companies moving into their towns to pump and sell their water.”3 The S2C AquaDuct system addresses all of the environmental impact issues stated above and after completing a first stage roll out in Houston will be in a position to aggressively secure Corporate sales.  To accelerate product distribution the Company intends to form joint ventures with established partners.  In the United States non-disclosures have been signed and financial plans discussed with “O Premium Waters” of Mesa, Arizona the largest bottler in the state and Aqua Pure Bottled Water, Inc. in conjunction with Automatic Vending Services Inc of Asheboro, North Carolina.

Finance and Administration. The Company has continued to keep its overhead costs to a minimum while it looks to secure cash flow significant enough to take it through to its operating status.

As part of establishing the Company as an Operating Company the Company has identified that its markets will be best served from the United States. The company moved its head office to San Antonio, Texas effective September 13th, 2008.  As part of this process a new Chief Financial Officer was engaged based in New York state effective in July, 2008 and on September 14th ,2008 a new CEO, Alejandro Bautista,  was appointed .

Conclusion. The Company is at the transition point of going from a development stage company to an operating stage company, however significant cash needs to be generated to complete this process, the sale of bulk water will accomplish this for the Company. The Company has created opportunities both domestically and internationally that will establish S2C Global as a leader in both bulk water sales and retail distribution technologies specifically as they relate to bottled water.

3 http://blog.thenibble.com/2007/12/03/trends-bottled-water-news-blues/

RESULTS OF OPERATIONS

Nine Months Ended September 30, 2008 Compared with Nine Months Ended September 30, 2007

Revenues.  The Company generated $271 in sales revenue for the nine months ended September 30, 2008 compared to $512 for the same period in 2007.

Total Operating Expenses

General and Administrative. General and administrative expenses consist primarily of salaries and related costs for our executive, administrative, finance and management personnel, as well as support services and professional service fees. These expenses decreased from $ 833,743 in the nine months ended September 30, 2007 to $422,634 in the nine months ended September 30, 2008. The decrease in general and administrative expenses primarily was driven by decreased management and consulting expense and decreased repairs.

Loss from Operations

Total Loss from Operations. Our loss from operations was ($422,363) for the nine months ended September 30, 2008 while our loss from operations was ($833,427) for the nine months ended September 30, 2007.

LIQUIDITY AND CAPITAL RESOURCES

We have financed our operations to date primarily through the sale of equity and debt securities as we generated negative cash flow from operations prior to fiscal 2007 and for the nine months ended September 30, 2008. Our principal liabilities at September 30, 2008 consisted of accounts payable, loans payable, sale of future earnings, demand promissory notes and convertible promissory notes.

Net cash used in operating activities was ($159,771) for the nine months ended September 30, 2008 compared with net cash used in operating activities of ($305,489) for the nine months ended September 30, 2007.

Net cash provided by financing activities was $436,178 in the nine months ended September 30, 2007 compared with $229,677 of cash provided by financing activities in the nine months ended September 30, 2008. The cash provided by financing activities in the nine months ended September 30, 2008 was $29,677 from loans, $5,000 from convertible notes, $100,000 from the sale of future earnings and $95,000 from the sale of shares. In the nine months ended September 30, 2007, financing activities raised $88,053 from a loan payable and $415,000 from the sale of shares while repaying a demand note of $66,875.

We expect our future liquidity position to meet our anticipated cash needs for working capital and capital expenditures, for at least the next 6 months to be met by raising capital. Since the cash generated from our operations is insufficient to satisfy our cash needs, we are required to raise additional capital. Because we will raise additional funds through the issuance of equity securities, our stockholders may experience significant dilution. Furthermore, additional financing may not be available when we need it or, if available, financing may not be on terms favorable to us or to our stockholders. If financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our products or services. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not required by smaller reporting companies.

ITEM 4T.  CONTROLS AND PROCEDURES.

(a)

Evaluation of Disclosure Controls and Procedures.  The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended). Management conducted an evaluation of the effectiveness of the Company’s internal controls and procedures over financial reporting based on the criteria set forth in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this evaluation, management has concluded that the Company’s internal controls and procedures over financial reporting was not effective as of September 30, 2008.

Our management, with the participation of the President, evaluated the effectiveness of the Company’s internal controls and procedures over financial reporting as of September 30, 2008.  In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework.  Based on this evaluation, our management, with the participation of the President, concluded that, as of September30, 2008, our internal controls and procedures over financial reporting was not effective.

Specifically, management identified the following control deficiencies.  (1) The Company has not properly segregated duties as its President initiates, authorizes, and completes all transactions.  The Company has not implemented measures that would prevent the President from overriding the internal control system.  The Company does not believe that this control deficiency has resulted in deficient financial reporting because the President is aware of his responsibilities under the SEC’s reporting requirements and personally certifies the financial reports.  In addition, the Company engaged a financial consultant to review all financial transactions to determine that they have been properly recorded in the financial statements. (2) The Company has installed accounting software that does not prevent erroneous or unauthorized changes to previous reporting periods and does not provide an adequate audit trail of entries made in the accounting software.  The Company does not think that this control deficiency has resulted in deficient financial reporting because the Company has implemented a series of manual checks and balances to verify that previous reporting periods have not been improperly modified and that no unauthorized entries have been made in the current reporting period.

Accordingly, while the Company has identified certain material weaknesses in its system of internal control over financial reporting, it believes that it has taken reasonable steps to ascertain that the financial information contained in this report is reliable.

This quarterly report does not include an attestation report of the company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management’s report in this quarterly report.

(b)

Changes in Internal Control over Financial Reporting.  There were no changes in the Company's internal controls over financial reporting, known to the chief executive officer or the chief financial officer that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

PART II – OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS.

No legal proceedings are threatened or pending against S2C Global Systems, Inc. or any of our officers or directors.  Further, none of our officers, directors or affiliates are parties against S2C Global Systems, Inc., or have any material interests in actions that are adverse to our own.

ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

Unless otherwise noted all Securities were sold or offered without registration in reliance on the exemption provided by Section 4(2) and/or Rule 506, Regulation D and/or Regulation S of the Securities Act.  No broker was involved and no commissions were paid in any transaction.

On August 9, 2008, the Company issued 95,000 common shares for convertible promissory notes in the amount of $6,650 valued at $0.07 per share.

On August 11, 2008, pursuant to compensation agreements dated July 2, 2008 and August 11, 2008, the Company issued 1,400,000 common shares at a value of $0.037 per share.

On August 11, 2008, pursuant to a compensation agreement dated July 11, 2008, the Company issued 300,000 common shares at a value of $0.032 per share to an individual who is an officer and director of the Company.

On August 11, 2008, pursuant to a compensation agreement dated April 1, 2008, the Company issued 150,000 common shares at a value of $0.02 per share.

On August 20, 2008, the Company issued 150,000 common shares for convertible promissory notes in the amount of $10,500 valued at $0.07 per share.

On September 2, 2008, pursuant to a compensation agreement dated September 2, 2008, the Company issued 65,000 common shares at a value of $0.026 per share.

On September 2, 2008, pursuant to a compensation agreement dated September 2, 2008, the Company issued 400,000 common shares at a value of $0.033 per share.

On September 2, 2008, pursuant to a compensation agreement dated April 1, 2008, the Company issued 349,000 common shares at a value of $0.02 per share.

On September 2, 2008, pursuant to a compensation agreement dated July 7, 2008, the Company issued 100,000 common shares at a value of $0.01 per share.

On September 30, 2008, pursuant to compensation agreements dated July 7, 2008, the Company issued 250,000 common shares at a value of $0.01 per share.

On September 30, 2008, the Company issued 1,250,000 common shares for cash proceeds pursuant to a private placement agreement at $0.04 per share.

On September 30, 2008, pursuant to a compensation agreement dated April 1, 2008, the Company issued 125,000 common shares at a value of $0.02 per share.

ITEM 3.   DEFAULTS UPON SENIOR SECURITIES.

None

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

No matters were submitted during the period covered by this report to a vote of security holders.

ITEM 5.   OTHER INFORMATION.

None

ITEM 6.   EXHIBITS

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

Exhibit No.	Title of Document	Location

31.1	Certification of the Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Attached
31.2	Certification of the Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Attached
32.1	Certification of the Principal Executive Officer pursuant to U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*	Attached
32.2	Certification of the Principal Financial Officer pursuant to U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*	Attached

*

The Exhibit attached to this Form 10-Q shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

S2C GLOBAL SYSTEMS, INC.

Date: November 14, 2008

By:  /s/ Alejandro Bautista

Alejandro Bautista, President and Chief

Executive Officer

Date: November 14, 2008

By: /s/ Joe F Dickson

Joe F Dickson, Treasurer and Chief

Financial Officer